UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 8, 2014

Date of Report (Date of earliest event reported)

SUCCESS HOLDING GROUP INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Nevada	333-188563	99-0378256
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

531 Airport North Office Park Fort Wayne, Indiana	46825
(Address of principal executive offices)	(Zip Code)

(260) 490-9990

Registrant’s telephone number, including area code

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 31, 2014, the Board of Directors of Success Holding Group International, Inc., a Nevada corporation (the "Company"), authorized the execution of that certain letter of employment agreement for a one year period dated May 8, 2014 (the "Employment Agreement"), with Brian Kistler, the Company’s President and member of the Board of Directors (“Kistler”). In accordance with the terms and provisions of the Employment Agreement: (i) the Company agreed to pay Kistler an annual salary of $36,000; and (ii) Kistler agreed to act in the capacity as President of the Company and to provide his expertise, independent judgment and discretion in providing services including, but not limited to: (a) assisting the Company in achieving a listing on a major stock exchange; (b) responsibility for application for listing with OTCQB and NASDAQ/AMEX; (c) facilitate investment in the Company; and (d) responsibility for press releases and contact media in the United States.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

10.1	Letter of Employment Agreement dated May 8, 2014 between Success Holding Group International Inc. and Brian Kistler.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUCCESS HOLDING GROUP INTERNATIONAL INC.

DATE: November 6, 2014	By:	/s/ Brian Kistler
Brian Kistler
President